Exhibit 99.1

Codexis and Merck Amend and Extend Supply Agreement for
Enzyme Used in Manufacture of Sitagliptin

REDWOOD CITY, Calif., September 9, 2021 -- Codexis, Inc. (Nasdaq: CDXS), a leading enzyme engineering company enabling the promise of synthetic biology, announced the amendment and extension of its agreement with Merck, known as MSD outside the United States and Canada, to license and supply a proprietary enzyme used in the manufacturing process for sitagliptin, the active pharmaceutical ingredient (API) in Merck’s JANUVIA® and one of the active ingredients in Merck’s JANUMET®.

“Codexis’ relationship with Merck spans more than a decade, including R&D collaboration, a CodeEvolver® license, and commercial product supply, and we are proud to extend our partnership even further for the supply of this proprietary, high performance enzyme for the API in JANUVIA®,” said John Nicols, President and CEO of Codexis. “Our CodeEvolver® enzyme engineering platform enables Codexis and our partners to design unique enzymes with performance improvements that dramatically reduce the cost and improve the efficiency and sustainability of their API manufacturing.”

Under a research and development agreement, Codexis and Merck leveraged Codexis’ CodeEvolver® enzyme engineering platform technology to design a novel, proprietary enzyme to serve as a biocatalyst in the sitagliptin manufacturing process. The resulting enzyme streamlined the manufacturing process and increased production yield, while reducing costs and waste. In 2010 Codexis and Merck were jointly presented the annual Presidential Green Chemistry Challenge Award from the U.S. Environmental Protection Agency (EPA) for the development of this novel biocatalytic method for the synthesis of sitagliptin. In 2012 Codexis and Merck entered into a supply agreement for the enzyme and in 2015 signed a mulit-year extension, which was to expire in February 2022. This subsequent extension and amendment is for the license and supply of the proprietary enzyme through December 31, 2026. The extension can be renewed for an additional 5 years upon mutual agreement by both companies.

About Codexis
Codexis is a leading enzyme engineering company leveraging its proprietary CodeEvolver® platform to discover and develop novel, high performance enzymes and novel biotherapeutics. Codexis enzymes have applications in the sustainable manufacturing of pharmaceuticals, food, and industrial products; in the creation of the next generation of life science tools; and as gene therapy and biologic therapeutics. The Company’s unique performance enzymes drive improvements such as: reduced energy usage, waste generation and capital requirements; higher yields; higher fidelity diagnostics; and more efficacious therapeutics. Codexis enzymes enable the promise of synthetic biology to improve the health of people and the planet. For more information, visit www.codexis.com.

Forward-Looking Statements
To the extent that statements contained in this press release are not descriptions of historical facts regarding Codexis, they are forward-looking statements reflecting the current beliefs and expectations of management made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. You should not place undue reliance on these forward-looking statements because they involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond Codexis’ control and that could materially affect actual results. Factors that could materially affect actual results include, among others: Codexis’ dependence on its licensees and collaborators; Codexis’ dependence on a limited number of products and customers; the regulatory approval processes of the U.S. Food and Drug Administration and comparable foreign authorities are lengthy, time consuming and inherently unpredictable, and if our customers are unable to obtain or maintain regulatory approval for their products and product candidates, our business will be substantially harmed; and potential adverse effects to Codexis’ business if its customers’ products are not received well in the markets. Additional information about factors that could materially affect actual results can be found in Codexis’ Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on March 1, 2021, and in Codexis’ Quarterly Report on Form 10-Q filed with the SEC on August 6, 2021, including under the caption “Risk Factors,” and in Codexis’ other periodic reports filed with the SEC. Codexis expressly disclaims any intent or obligation to update these forward-looking statements, except as required by law.

Investor Relations Contact:
Argot Partners
Stephanie Marks/Carrie McKim
Codexis@argotpartners.com
(212) 600-1902

###